EXHIBIT IV

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the 15th day of March, 2018, by and among Lazydays Holdings, Inc., a Delaware corporation (the "Company"), the undersigned parties listed under Investor on the signature pages hereto (each, an "Investor" and collectively, including any Persons (as defined below) who execute a Joinder Agreement (as defined below), the "Investors") and any additional Persons who hereafter become parties hereto by signing a joinder agreement in the form of Exhibit A attached hereto (a "Joinder Agreement").
WHEREAS, the Company is a party to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 27, 2017, by and among Andina Acquisition Corp. II, the Company, Andina II Merger Sub Inc. ("Merger Sub"), Lazy Days' R.V. Center, Inc., a Delaware corporation ("Lazydays"), and, solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil, an individual;
WHEREAS, pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into Lazydays, with Lazydays surviving such merger and becoming a direct wholly owned subsidiary of the Company (the "Transaction Merger"); and
WHEREAS, it is a condition to the obligation of Lazydays to consummate the Transaction Merger that the Company execute and deliver this Agreement and provide the Investors with certain rights relating to Registrable Securities (as defined below) as set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.            DEFINITIONS.  The following capitalized terms used herein have the following meanings:
"Affiliate" means, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under common control with the specified Person, and shall also include any Related Fund of such Person.  The term "control" includes the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of securities, by contract or otherwise.
"Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
"Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.
"Company" is defined in the preamble to this Agreement.
"Demand Registration" is defined in Section 2.1.1.
"Demand Request" is defined in Section 2.1.1.
"Demanding Holder" is defined in Section 2.1.1.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
"Form S-3" is defined in Section 2.2.4.
"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, body, commission or instrumentality of the United States or any other nation, or any state or other political subdivision thereof, any court, tribunal or arbitrator and any self-regulatory organization.
"Indemnified Party" is defined in Section 4.3.
"Indemnifying Party" is defined in Section 4.3.
"Investor" is defined in the preamble to this Agreement.
"Investor Indemnified Party" is defined in Section 4.1.
"Joinder Agreement" is defined in the preamble to this Agreement.
"Joining Holder" is defined in Section 2.1.1.
"Maximum Number of Shares" is defined in Section 2.1.4.
"Notices" is defined in Section 6.2.
"Other Agreements" means, collectively, (i) the Registration Rights Agreement, dated as of March 15, 2018, by and between the Company and the several "Purchasers" signatory thereto pursuant to which the Company is obligated to register Shares, pre-funded warrants to purchase Shares, warrants to purchase Shares and the Shares underlying all such warrants, (ii) the Registration Rights Agreement, dated as of March 15, 2018, by and between the Company and the several "Purchasers" signatory thereto pursuant to which the Company is obligated to register shares of preferred stock of the Company, warrants to purchase Shares and the Shares underlying all such preferred stock and warrants, (iii) the Registration Rights Agreement, dated as of November 24, 2015, by and between the Company (as successor by merger to Andina Acquisition Corp. II) and the several "Investors" signatory thereto pursuant to which the Company is obligated to register certain securities of the Company and (iv) the Unit Purchase Options, dated as of December 1, 2015, issued by the Company (as successor by merger to Andina Acquisition Corp. II) to EarlyBirdCapital, Inc. and its designees as initial "Holders" thereunder pursuant to which the Company is obligated to register certain securities of the Company.
"Other Demand Holders" is defined in Section 2.2.2.
"Other Piggy-Back Holders" is defined in Section 2.2.2.
"Other Sellers" is defined in Section 2.1.4.
"Person" means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a Governmental Authority.
"Piggy-Back Registration" is defined in Section 2.2.1.
"Registrable Securities" means the (i) Shares, (ii) any securities issued with respect to Shares by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or otherwise and (iii) any securities issued in exchange for or in replacement of Shares; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities when such securities may be sold under an exemption from the registration requirements under the Securities Act without regard for any volume or manner of sale restrictions (including any such restrictions pursuant to Rule 144 under the Securities Act).
"Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
"Related Fund" means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (i) such Person, (ii) an Affiliate of such Person or (iii) the same investment manager, advisor or subadvisor as such Person or an Affiliate of such investment manager, advisor or subadvisor.
"Requesting Holder" is defined in Section 2.1.1.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
"Shares" means the shares of common stock, par value $0.0001 per share, of the Company.
"Shelf Registration" is defined in Section 2.1.1.
"Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.
2.            REGISTRATION RIGHTS.
2.1            Demand Registration.
2.1.1                Request for Registration.  At any time and from time to time on or after the date hereof, any Investor or group of Investors (acting together) holding at least twenty-five percent (25.0%) of the then-issued and outstanding Registrable Securities held by all Investors (each, a "Requesting Holder" and, collectively, the "Requesting Holders") may make a written demand (a "Demand Request") for registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration").  Any Demand Request shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  The Demand Request may specify that the intended method of distribution of the Registrable Securities to be registered pursuant to the Demand Registration be made by means of a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration").  The Company will notify all Investors (other than the Requesting Holders) who hold Registrable Securities of the demand for a Demand Registration in writing as soon as practicable after its receipt of the Demand Request, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor's Registrable Securities in the Demand Registration shall so notify the Company within ten (10) days after the receipt by such Investor of the notice from the Company.  Any Investor that timely notifies the Company of its desire to include all or a portion of such Investor's Registrable Securities in the Demand Registration (each such Investor, a "Joining Holder" and, collectively, the "Joining Holders"; and together with the Requesting Holders, each, a "Demanding Holder" and, collectively, the "Demanding Holders") shall be entitled to have its Registrable Securities included in the Demand Registration, subject to Section 2.1.4.  The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.
2.1.2                Effective Registration.  A registration will not count as a Demand Registration for the purposes of the limitations set forth in Section 2.1.1 until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other Governmental Authority, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) any Requesting Holder or group of Requesting Holders (acting together) holding at least fifty percent (50%) of the Registrable Securities held by all Requesting Holders that are subject to the Demand Registration thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a subsequent Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration for the purposes of the limitations set forth in Section 2.1.1 or is terminated.  In addition, a registration will not count as a Demand Registration for the purposes of the limitations set forth in Section 2.1.1 if (a) the Requesting Holders withdraw their Demand Request as the result of (x) adverse information about the Company previously unknown to the Requesting Holders, or (y) the registration statement relating to such Demand Registration not being declared effective within 90 days (in any case where the Commission has no comments on the Registration Statement) or 180 days (in any case where the Commission has comments on the Registration Statement) of the date such Registration Statement is first filed with the Commission (so long as the Requesting Holders withdraw their Demand Request prior to the effective date of the Registration Statement), (b) more than 10% of the Registrable Securities requested by the Requesting Holders to be included in such Demand Registration are not so included pursuant to Section 2.1.4, or (c) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the Demand Registration relating to such Demand Request are not satisfied.  Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any Demand Registration, regardless of whether or not such Demand Registration counts toward the limitation set forth in Section 2.1.1, until such limit is reached.
2.1.3                Underwritten Offering.  If any Requesting Holder or group of Requesting Holders (acting together) holding at least fifty percent (50%) of the Registrable Securities held by all Requesting Holders that are subject to the Demand Registration so elect and such Requesting Holders so advise the Company as part of their Demand Request, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder's participation in such underwriting and the inclusion of such Demanding Holder's Registrable Securities in the underwriting to the extent provided herein.  All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by any Requesting Holder or group of Requesting Holders (acting together) holding at least fifty percent (50%) of the Registrable Securities held by all Requesting Holders that are subject to the Demand Registration.
2.1.4                Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Requesting Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other securities which the Company desires to sell, if any, and securities as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other securityholders of the Company who desire to sell (such other sellers, the "Other Sellers"), if any, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of Registrable Securities that each such Person has requested be included in such Demand Registration bears to the number of Registrable Securities that all Demanding Holders requested be included in such Demand Registration) that can be sold without exceeding the Maximum Number of Shares, (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Shares and other securities requested to be included by the Other Sellers who are "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements (pro rata in accordance with the number of securities that each such Other Seller has requested be included in such Demand Registration bears to the number of Shares and other securities that all such Other Sellers requested be included in such Demand Registration) that can be sold without exceeding the Maximum Number of Shares, (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii) the Shares and other securities requested to be included by the Other Sellers who are not "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements (pro rata in accordance with the number of Shares and other securities that each such Other Seller has requested be included in such Demand Registration bears to the number of Shares and other securities that all such Other Sellers requested be included in such Demand Registration) that can be sold without exceeding the Maximum Number of Shares and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares.
2.1.5                Withdrawal.  If, in connection with a Demand Registration, any of the Demanding Holders disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, such Demanding Holder may elect to withdraw from such offering or reduce the number of Registrable Securities requested to be included in such offering by giving written notice to the Company and the Underwriter or Underwriters of its request to withdraw or reduce the number of its Registrable Securities to be included in such offering prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included in such offering will be so included.  If any Demanding Holder or group of Demanding Holders (acting together) holding at least fifty percent (50%) of the Registrable Securities held by all Demanding Holders that are subject to the Demand Registration withdraws from a proposed offering relating to a Demand Registration, then such registration will not count as a Demand Registration for the purposes of the limitations set forth in Section 2.1.1.
2.2            Piggy-Back Registration.
2.2.1                Piggy-Back Rights.  If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for securityholders of the Company (other than the Investors) for their accounts (or by the Company and by securityholders of the Company (other than the Investors)), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing securityholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) that is prepared and filed pursuant to the terms of any of the Other Agreements listed in clause (i) or clause (ii) of the definition of "Other Agreements" (expressly excluding from this clause (iv) any Registration Statement with respect to which "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements request securities to be included therein pursuant to "piggy-back" registration rights), or (v) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to Investors who hold Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within ten (10) days following receipt of such notice (any such registration that includes Registrable Securities held by Investors, a "Piggy-Back Registration").  The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company that are included in such Piggy-Back Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All Investors who hold Registrable Securities proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.
2.2.2                Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and Investors who hold Registrable Securities to be included in such Piggy-Back Registration in writing that the dollar amount or number of securities which the Company desires to sell, taken together with (a) Shares and/or other equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors who hold Registrable Securities hereunder (such holders (excluding any Other Piggy-Back Holders), "Other Demand Holders"), (b) the Registrable Securities as to which registration has been requested under this Section 2.2 and (c) the Shares and/or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company (such holders, "Other Piggy-Back Holders"), exceeds the Maximum Number of Shares, then the Company shall include in any such registration:
a)            If the registration is undertaken for the Company's account: (A) first, the Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares, (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities held by Investors as to which registration has been requested pursuant to the terms hereof and the Shares or other securities held by Other Piggy-Back Holders who are "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements as to which registration has been requested by such Other Piggy-Back Holders (pro rata in accordance with the number of Registrable Securities and Shares or other securities that each such Investor and each such Other Piggy-Back Holder has requested be included in such Piggy-Back Registration bears to the number of Registrable Securities and securities that all such Investors and all such Other Piggy-Back Holders requested be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Number of Shares and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Shares or other securities held by Other Piggy-Back Holders who are not "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements as to which registration has been requested by such Other Piggy-Back Holders (pro rata in accordance with the number of Shares or other securities that each such Other Piggy-Back Holder has requested be included in such Piggy-Back Registration bears to the number of Shares and other securities that all such Other Piggy-Back Holders requested be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Number of Shares; and
b)            If the registration is a "demand" registration undertaken at the demand of Other Demand Holders:  (A) first, the Shares or other securities for the account of the Other Demand Holders, (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities held by Investors as to which registration has been requested pursuant to the terms hereof and the Shares or other securities held by Other Piggy-Back Holders who are "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements as to which registration has been requested by such Other Piggy-Back Holders (pro rata in accordance with the number of Registrable Securities and Shares or other securities that each such Investor and each such Other Piggy-Back Holder has requested be included in such Piggy-Back Registration bears to the number of Registrable Securities and Shares and other securities that all such Investors and all such Other Piggy-Back Holders requested be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Number of Shares, (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Shares and other securities held by Other Piggy-Back Holders who are not "Purchasers", "Investors" and/or "Holders" under any of the Other Agreements as to which registration has been requested by such Other Piggy-Back Holders (pro rata in accordance with the number of Shares or other securities that each such Other Piggy-Back Holder has requested be included in such Piggy-Back Registration bears to the number of Shares and other securities that all such Other Piggy-Back Holders requested be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Number of Shares and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C) the Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares.
2.2.3                Withdrawal.  Any Investor who holds Registrable Securities may elect to withdraw such Investor's request for inclusion of Registrable Securities in any Piggy-Back Registration or reduce the number of Registrable Securities requested to be included in such Piggy-Back Registration by giving written notice to the Company of such request to withdraw or reduce the number of its Registrable Securities to be included prior to the effectiveness of the applicable Registration Statement, whereupon only the Registrable Securities, if any, it desires to have included will be so included.  The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement in respect of a Piggy-Back Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Investors holding Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.
2.2.4                Registrations on Form S-3.  The Investors holding Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time ("Form S-3"); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering.  Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Investor's or Investors' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.2.4: (i) if Form S-3 is not available for such offering; or (ii) if the Investors holding Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.  Registrations on Form S-3 effected pursuant to this Section 2.2.4 shall not be counted as Demand Registrations effected pursuant to Section 2.1.
3.            REGISTRATION PROCEDURES.
3.1            Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:
3.1.1                Filing Registration Statement.  The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, but in any event not later than sixty (60) days after receiving such request for a Demand Registration, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, cause any such Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement or amendment or the date of such supplement, (x) to comply in all material respects with the applicable requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the applicable Investors a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.
3.1.2                Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Investors holding Registrable Securities included in such registration, and such Investors' legal counsel, copies of any Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.
3.1.3                Amendments and Supplements.  The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.
3.1.4                Notification.  After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify in writing the Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly in writing, and in no event more than two (2) business days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall promptly take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Investors or their legal counsel shall object.
3.1.5                State Securities Laws Compliance.  The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by a Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request for so long as such Registration Statement remains in effect and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.
3.1.6                Agreements for Disposition.  The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities covered by a Registration Statement.  The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Investors holding Registrable Securities included in such Registration Statement.  No Investor holding Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor's material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.
3.1.7                Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
3.1.8                Records.  The Company shall make available for inspection by Investors holding Registrable Securities included in a Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.
3.1.9                Opinions and Comfort Letters.  The Company shall furnish to each Investor holding Registrable Securities included in any Registration Statement a signed counterpart, addressed to such Investor, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter.  In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Investor holding Registrable Securities included in such Registration Statement, at any time that such Investor elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is then in effect.
3.1.10                Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
3.1.11                Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Investors holding a majority of the Registrable Securities included in such registration.
3.1.12                Road Show.  The Company shall use its efforts to make available senior executives of the Company to participate in customary "road show" presentations that may be reasonably requested by the Underwriter in any underwritten offering.
3.2            Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a Shelf Registration on Form S-3 pursuant to Section 2.2.4 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such Investor will deliver to the Company all copies, other than permanent file copies then in such Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
3.3            Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.2.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, in each case, whether or not a Registration Statement becomes effective in connection therewith, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing, duplicating, distribution and delivery expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the Investors holding at least fifty percent (50%) of the Registrable Securities held by all Investors that are included in such registration.  The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investors holding such Registrable Securities, which underwriting discounts or selling commissions shall be borne by such Investors.
3.4            Information.  The Investors  holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company's obligation to comply with federal and applicable state securities laws.
4.            INDEMNIFICATION AND CONTRIBUTION.
4.1            Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Investor, and each Investor's officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an "Investor Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of Registrable Securities held by an Investor was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement or prospectus, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company or any of its agents of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse such Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating, defending or settling any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Investor expressly for use therein.  The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.  The indemnity provided in this Section 4.1 shall survive the transfer of Registrable Securities by any Investor to any such other Person.
4.2            Indemnification by Investors Holding Registrable Securities.  Each Investor holding Registrable Securities who sells Registrable Securities pursuant to a Registration Statement that has been declared effective by the Commission will indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement or prospectus, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case, only to the extent that the statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating, defending or settling any such loss, claim, damage, liability or action.  Each selling Investor's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor from the sale of Registrable Securities which gave rise to such indemnification obligation.
4.3            Conduct of Indemnification Proceedings.  Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure.  If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
4.4            Contribution.
4.4.1                If the indemnification provided for in the foregoing Section 4.1 and Section 4.2 is unavailable to or is insufficient to hold harmless any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
4.4.2                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.
4.4.3                The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in Section 4.4.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating, defending or settling any such action or claim.  Notwithstanding the provisions of this Section 4.4, no Investor shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation less the aggregate amount of damages which such Investor has otherwise been required to pay in respect of applicable losses, claims, damages, liabilities or actions referred to herein.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
5.            RULE 144.
5.1            Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Investors may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
6.            MISCELLANEOUS.
6.1            Assignment; No Third Party Beneficiaries.
6.1.1                This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
6.1.2                This Agreement, and the rights and obligations of each Investor hereunder, may be assigned by such Investor to any Person to which Registrable Securities are transferred by such Investor; provided that (a) if the assignee not already a party hereto, such assignment of rights shall be contingent upon such assignee executing and delivering to the Company a Joinder Agreement, and (b) any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred (it being understood that if an Investor is transferring to any Person securities that do not constitute Registrable Securities, then such Investor shall not be permitted to transfer any rights under this Agreement to such Person).
6.1.3                This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto, to the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors.  This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.3.
6.2            Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice.  Notice shall be deemed given, made or received, as applicable, on the date of service or transmission if personally served or transmitted by electronic mail; provided, that if such service or transmission is not on a business day or is after 5:00 p.m. at the location where such service or transmission is being received, then such notice shall be deemed given on the next business day.  Notice otherwise sent as provided herein shall be deemed given, made or received, as applicable, on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.
To the Company:
Lazydays Holdings, Inc.
 6130 Lazy Days Blvd.
Seffner, Florida 33584
Attn:  Chief Executive Officer
 Email: bmurnane@lazydays.com
To an Investor, to the address set forth below such Investor's signature block on its signature page hereto.
6.3            Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
6.4            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
6.5            Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
6.6            Modifications and Amendments.  This Agreement may be amended or modified only by a written agreement signed by the Company and Investors holding at least fifty percent (50%) of the Registrable Securities held by all Investors then outstanding.
6.7            Titles and Headings.  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
6.8            Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
6.9            Remedies Cumulative.  In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond.  None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
6.10            Governing Law; Consent to Jurisdiction.  IN CONNECTION WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.  ALL JUDICIAL PROCEEDINGS OR OTHER ACTIONS (WHETHER BASED ON CONTRACT, TORT, EQUITY OR ANY OTHER THEORY) BROUGHT AGAINST ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OBLIGATIONS HEREUNDER, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK.
6.11            Counterparts.  This Agreement may be executed in several original, facsimile or portable document format counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
6.12            Waiver of Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.13            Termination.  The obligations of the Company and of any Investor, other than those obligations contained in Section 4 and this Section 6, shall terminate at such time as no Investor continues to hold any Registrable Securities.
6.14            No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investors in this Agreement.
6.15            Independent Nature of Investors' Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions.  Without limiting the foregoing, no Investor has agreed with any other Investor, and no term, provision, obligation or agreement of any Investor set forth herein shall be deemed to constitute an agreement with any other Investor, to act together for the purposes of acquiring, holding, voting or disposing of equity securities of the Company.  Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.
COMPANY:

LAZYDAYS HOLDINGS, INC.

By:	/s/ Eric Carrera
	Name:	Eric Carrera
	Title:	Senior Vice President

INVESTOR:

WAYZATA OPPORTUNITIES FUND II, L.P. By: WOF II GP, L.P., its General Partner By: WOF II GP, LLC, its General Partner

By:	/s/ Mary I. Burns
	Name:	Mary I. Burns
	Title:	Authorized Signatory

Address:	701 East Lake Street, Suite 300
Wayzata, MN 55391

Email:	operations@wayzpartners.com with copy to rwallander@wayzpartners.com

INVESTOR:

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P. By: Wayzata Offshore GP II, LLC, its General Partner

By:	/s/ Mary I. Burns
	Name:	Mary I. Burns
	Title:	Authorized Signatory

Address:	c/o Wayzata Investment Partners LLC
701 East Lake Street, Suite 300
Wayzata, MN 55391

Email:	operations@wayzpartners.com with copy to rwallander@wayzpartners.com

EXHIBIT A
FORM OF JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement"), dated as of March 15, 2018, by and among Lazydays Holdings, Inc. (the "Company") and the other parties thereto, and for all purposes of the Agreement, the undersigned shall, effective as of the date hereof, be bound by the terms and provisions of the Agreement applicable to Investors and be included within the term "Investor" (as defined in the Agreement).
The address, facsimile number and e-mail address to which notices may be sent to the undersigned is as follows:
[Address]

E-mail Address:

[NAME OF PARTY]

Date:	By:___________________________________ Name: Title: